Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds Director of Investor Relations (706) 649-4973
Synovus Announces Termination of Exchange Offer
May 3, 2010 — Synovus Financial Corp. (NYSE: SNV) today announced the termination of its pending offer to exchange (the “Exchange Offer”) shares of Synovus’ common stock for any and all of its outstanding 5.125% Subordinated Notes Due 2017 (the “2017 Notes”).
Synovus launched the Exchange Offer on April 26, 2010 at the same time it launched offerings of $400 million of shares of its common stock (equivalent to approximately 113 million shares based on the April 23, 2010 closing price) and 8,000,000 tangible equity units, or “tMEDS,” each composed of a prepaid stock purchase contract and a junior subordinated amortizing note. On April 28, 2010, Synovus announced that it had priced 255 million shares in the common stock offering and 12,000,000 tMEDS in the tMEDS offering, and that it had granted the underwriters of the two offerings options to purchase an additional 15% of the securities offered. On April 29, 2010 the underwriters exercised these options in full, increasing the size of the common stock offering to 293.25 million shares and the size of the tMEDS offering to 13,800,000 tMEDS (with a stated amount of $345 million).
In the Offer to Exchange dated April 26, 2010, Synovus noted that it retained the discretion to terminate the Exchange Offer prior to the expiration date for any reason, or to amend the Exchange Offer in any respect, and in particular to reduce the number of shares being offered if Synovus believed this was appropriate in order to avoid, or reduce, the risk of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986. Given the substantial increase in the size of the common stock and tMEDS offerings from that contemplated on April 26, 2010, Synovus has determined to reduce the number of shares offered in the Exchange Offer to zero, in order to avoid or reduce the risk of an “ownership change”, and therefore to terminate the Exchange Offer. Holders that have tendered 2017 Notes will have such notes promptly returned to them.
About Synovus
Synovus is a financial services holding company with over $32 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 327 offices and 461 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure unparalleled customer experiences.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) further deterioration in credit quality, particularly in residential construction and development loans, may continue to result in increased non-performing assets and credit losses, which will adversely impact our earnings and capital; (2) declining values of residential real estate may result in further write-downs of assets, which may increase our credit losses and negatively affect our financial results; (3) continuing weakness in the residential real estate environment may negatively impact our ability to liquidate non-performing assets; (4) the impact on our borrowing costs, capital cost and our liquidity due to adverse changes in our current credit ratings; (5) our ability to manage fluctuations in the value of our assets and liabilities to maintain sufficient capital and liquidity to support our operations; (6) restrictions or limitations on access to funds from subsidiaries, thereby restricting our ability to make payments on our obligations or dividend payments; (7) continuing deterioration in general economic conditions and conditions in the financial markets; (8) the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; (9) changes in the interest rate environment which may increase funding costs and reduce earning assets yields, thus reducing margins; (10) risks associated with the concentration of our non-performing assets in certain geographic regions and with affiliated borrowing groups; (11) the risk that we may be required to seek additional capital to satisfy applicable regulatory standards and pressures; (12) the risk that, as we pursue alternatives to bolster our capital position, such capital may not be available to us on favorable terms, if at all; (13) the impact of recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof, including restrictions, increased capital requirements, limitations and/or penalties arising from banking, securities and insurance laws regulations and examinations; (14) the impact on Synovus’ financial results, reputation and business if Synovus is unable to comply with all applicable federal and state regulations and applicable memoranda of understanding, other supervisory actions and any necessary capital initiatives; (15) risks associated with litigation; (16) the risk that we will not be able to complete the proposed charter consolidation or, if completed, realize the anticipated benefits of the proposed charter consolidation; (17) the volatility of our stock price; (18) the risk that Synovus could have an “ownership change” under Section 382 of the Internal Revenue Code, which could impair Synovus’ ability to timely and fully utilize net operating losses and built-in losses that may exist when such “ownership change” occurs and (19) the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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